EXHIBIT 99.1
GoFish Corporation Signs $22.5 Million Financing

Investment Fuels Business Expansion

SAN FRANCISCO— December 3, 2008 – GoFish Corporation (OTCBB: GOFH, www.gofishcorp.com), a leading digital media company, today announced that it has secured $22.5 million in a private placement financing led by Panorama Capital, Rustic Canyon Partners and Rembrandt Venture Partners.

The company will use the proceeds to retire its debt, further accelerate the growth of its immersive media solutions and continue expansion of its sales and marketing team.

With audience share growth that has outpaced its peers by 300%, GoFish now reaches a monthly average of 69 million unique visitors globally and 25 million domestically. The third quarter of 2008 marked the second consecutive quarter of approximately 100% revenue growth over the prior quarter.

GoFish has rapidly become a trusted partner and a ‘must buy’ for brand advertisers based on its uniquely immersive media environments. The GoFish audience spends an average of 68 minutes within high attention experiences such as gaming, entertainment and virtual worlds.

Michael Jung of Panorama, Mark Menell of Rustic Canyon and Richard Ling of Rembrandt join the GoFish Board of Directors.

“We're thrilled to have the backing of such well respected partners,” said Tabreez Verjee, President of GoFish. “This has been a year of significant growth and achievement. Our new capital reinforces our solid position in the marketplace and provides for continued growth of capacity, products and revenue. We have built considerable momentum and increased share thus far with a small team and we believe we’re poised to continue our growth in 2009.”

“We have an exciting new model for brand marketers, an exceptionally talented team and a fantastic marketplace opportunity,” said Matt Freeman, CEO of GoFish. “We are well positioned to challenge the incumbents of traditional media and the portals with more imaginative, immersive and highly accountable campaigns.”

Michael Jung, Partner at Panorama Capital said, "GoFish has taken a unique approach to serving the needs of major brand advertisers struggling to capture attention of desirable audiences in an increasingly fragmented media landscape. They have demonstrated consistent execution and exceptional results over the past year.”

Richard Ling, Partner at Rembrandt Venture Partners said, “GoFish represents an exceptional opportunity in the online advertising space, particular at this time. Advertisers across the board will be uncompromisingly looking for efficiency and quality in the properties in which they will be willing to spend their limited resources. The team at GoFish represent a unique blend of talent and relationships that has built the type of network we believe advertisers want to see.”

“In a very short period of time, GoFish has established itself as a leading online partner for brand advertisers seeking to reach one of the most sought after audiences,” said Mark Menell, Partner at Rustic Canyon Partners. “The company has a proven business model with some of the most experienced thought leaders in the digital media ecosystem at the helm.”

Under the terms of the financing, the investors have committed to invest $22.5 million with an option to invest an additional $2.5 million over the next few weeks. The investors will purchase newly created Series A Preferred Stock convertible at a per common share equivalent price of $0.20 per share. The investors also will receive warrants to purchase common stock at $0.20 per share. GoFish will use a portion of the proceeds to repay all of its outstanding debt and to cancel outstanding warrants. In connection with the repayment of the company’s debt, holders of 36% of the company’s outstanding convertible debt have elected to convert their debt into Series A Preferred Stock. The holders of the company’s subordinated debt converted all of their debt into Series A Preferred Stock and exchanged their common stock warrants into common stock at a ratio of one share of common stock for every 10 warrant shares. Holders of an additional 11% of the company’s convertible senior debt have the option to convert their debt into Series A Preferred Stock in the next few days. Assuming the investment of $22.5 million and conversion of 36% of the company’s outstanding convertible debt (and excluding any conversion by holders of the additional 11% of the company’s convertible debt into Series A Preferred Stock), the company will issue Series A Preferred Stock convertible into approximately 152 million shares of common stock, approximately 3.6 million shares of common stock and issue warrants to purchase approximately 61 million shares of common stock. More details of the financing will be reported when the company files its Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

About Panorama Capital
Panorama Capital is a venture capital firm based in California's Silicon Valley that invests in passionate entrepreneurs who are building leading companies in technology and life sciences. Founded in late 2005 as the successor to the venture capital program of JPMorgan Partners, the Panorama team takes a hands-on, highly collaborative approach to investing, bringing to each portfolio company the extensive experience of a seasoned group of investors who collectively possess more than 140 years of broad experience as investors, executives, entrepreneurs, engineers and physicians. Panorama has been a successful investor in the digital media sector with portfolio companies like Federated Media. For more information about Panorama Capital, visit www.panoramacapital.com.

About Rustic Canyon Partners
Rustic Canyon Partners is an early stage venture capital firm that invests in exceptional entrepreneurs building transformational companies. The investment team works collaboratively, drawing on a diverse set of experiences as successful entrepreneurs, managers, and strategic and financial advisors. With over $900 million in funds under management, Rustic Canyon is one of the largest firms based in Southern California, with strong presence in Silicon Valley and Seattle. Key investment themes include Internet/media convergence, clean technology, technology-enabled services, information services, and wireless and wireline broadband.

About Rembrandt Venture Partners
Rembrandt Venture Partners (RVP) was established in 2004 to provide private equity capital to early stage technology companies. Rembrandt invests in a variety of sectors including Internet infrastructure, application software delivered as a service, communications, next generation wireless sectors and new media convergence. Vision: As many venture funds have dramatically increased in size, and angel investment activity has declined over the past few years a void has developed in the market. Rembrandt believes there is a substantial opportunity for a fund focused on early company building.

About GoFish Corporation
GoFish Corporation (www.gofishcorp.com) (OTCBB:GOFH - News), headquartered in San Francisco and New York with sales offices in Los Angeles and Chicago, is a leading entertainment and media company focused on brand immersion experiences that reach consumers in a deeply engaged state of mind. GoFish specializes in aggregating and distributing premium content on a large network of quality sites for which GoFish is the exclusive brand advertising monetization partner. The GoFish Network of sites reaches over 25 million unduplicated online users domestically and 69 million worldwide.* It ranks as the third largest online U.S. youth opportunity and a top five ‘mom’ opportunity for blue-chip advertisers.

*Source: Comscore Media Metrix Media Trend (with duplication), October 2008.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements relating to GoFish’s expected growth in future periods and other statements identified by words, such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GoFish to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties. Discussion of factors affecting GoFish’s business and prospects is contained in GoFish’s periodic filings with the Securities and Exchange Commission. GoFish undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the GoFish’s filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Contact:
GoFish Corporation
David Lorie, 415-738-8706 (Investor Relations)
General Counsel
dlorie@gofishcorp.com
Or
George H. Simpson Communications
George Simpson, 203-521-0352 (Press)
george@georgesimpson.com